Exhibit 4

6901 Glenn Highway
Cambridge, Ohio 43725
Phone:	740-435-2020
Fax:	740-435-2021
March 30, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	Camco Financial Corporation – Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2009
Ladies and Gentlemen:
     Today, Camco Financial Corp., a Delaware corporation (“Camco”), is filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “Form 10-K”), with the Securities and Exchange Commission (the “SEC”).
     Pursuant to the instructions relating to the Exhibits in Item 601(b)(4)(iii) of Regulation S-K, Camco hereby agrees to furnish the SEC, upon request, copies of instruments and agreements, defining the rights of holders of Camco’s long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to the Form 10-K. The total amount of securities issued under any instrument of such long-term debt does not exceed 10% of the total assets of Camco and its subsidiaries on a consolidated basis.
Very truly yours,
CAMCO FINANCIAL CORPORATION
James E. Brooks
Chief Financial Officer